UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2007, SMF Energy Corporation (the “Company”) and its subsidiaries, SMF Services, Inc. and H & W Petroleum Company, entered into a Tenth Amendment to the September 26, 2002 Loan and Security Agreement (the “Tenth Amendment”) with the Company’s primary lender, Wachovia Bank, N.A. (the “Bank”), pursuant to which, among other things, the Company and the Bank amended the agreement to acknowledge and approve the redemption of the Company’s senior secured subordinated notes and the issuance of the new senior secured convertible subordinated notes and increased the borrowing availiability to the Company under that agreement by lowering the minimum unused availability covenant from $2,000,000 to $750,000. A copy of the Tenth Amendment is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 8, 2007, the Company sold $11,779,225 in debt and equity securities (the “Offering”). The Company used $6,359,400 of the proceeds of the Offering to redeem the balance of its outstanding senior secured promissory notes issued on August 29, 2003, January 25, 2005 and September 1, 2005, respectively, and to lower the Company’s total senior secured subordinated debt from $11,227,325 to $10,609,225.

In the Offering, the Company sold $10,609,225 in 11½% senior secured convertible promissory notes maturing December 31, 2009 (the “Notes”), including $5,690,000 sold to new institutional and private investors and $4,919,225 to current holders of the Company’s secured debt, together with 790,541 shares of common stock (the “Shares”) and 39,527 four year warrants to purchase common stock at $1.752 per share (the “Warrants”). All principal on the Notes is payable at maturity. The Shares and Warrants were sold at $1.48 per Share and one twentieth of a Warrant, or $29.60 for twenty (20) Shares and one (1) Warrant, for total equity proceeds of $1,170,000.

Like the three sets of senior secured notes redeemed with the proceeds of the Offering, the Notes are secured by specified vehicles and field equipment of the Company and its subsidiaries and are senior to all other existing debt of the Company other than any amounts owed now or in the future to the Company’s primary lender, Wachovia Bank, N.A, to which the Notes are expressly subordinated. Interest on the Notes will be paid semi-annually, on each January 1 and July 1, beginning January 1, 2008, until the outstanding principal balance is paid in full. The amounts due under the Notes will become due and payable immediately upon the occurrence of customary events of default. The Notes are redeemable by the Company, in whole or in part, without prepayment penalty or premium, except that, if such pre-payment is proposed to be made before the first anniversary of the issuance of the Note, a prepayment penalty equal to 3% of the principal amount being redeemed, together with accrued but unpaid interest shall be paid.

Fifty percent (50%) of the principal amount of the Notes may be converted into shares of the Company’s common stock at $1.46 per share. The Company may elect, in its discretion, to grant additional conversion rights for some or all of the remaining principal amount of the Notes at a price not less than the higher of book value or the most recent closing price for the Company’s common stock on the Nasdaq Stock Market at the time of such grant. The Company has agreed to use reasonable commercial efforts to register the resale of the Shares under the Securities Act of 1933, as amended, including the Shares into which the Notes may be converted and the Shares obtained upon exercise of the Warrants.

In connection with the issuance of the Notes, the Company entered into an Indenture and a Security Agreement with an indenture trustee to act as trustee for the Notes, the forms of which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The information provided in Item 2.03 of this Form 8-K is incorporated by reference into this Item 3.02 as if restated herein.

The offer and sale of the Notes, Shares, Warrants, and the underlying Shares into which the Notes may be converted or which may be obtained upon exercise of the Warrants were all exempt from registration under the Securities Act of 1933 as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

The Offering was completed on a best-efforts basis with Philadelphia Brokerage Company (“PBC”) as the placement agent. The Company paid a total commission of $400,000 to PBC, $93,726 of which was paid in shares of the Company’s common stock at the offering price of $1.48 per share, along with 39,526 warrants with the same terms as the Warrants sold to investors.

The form of Warrant is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No. Description

10.1
Tenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), dated August 8, 2007.

10.2	Form of 11½% Senior Secured Convertible Promissory Note, dated August 8, 2007.

10.3	Form of Indenture, dated August 8, 2007.

10.4	Form of Security Agreement, dated August 8, 2007.

10.5	Form of Warrant, dated August 8, 2007.

99.1	Press release of SMF Energy Corporation dated August 9, 2007 announcing refinancing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2007
SMF ENERGY CORPORATION

By:  /s/ Richard E. Gathright

Name: Richard E. Gathright
Title: Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
Tenth Amendment to Loan and Security Agreement by and among SMF Energy Corporation, successor by merger to Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), dated August 8, 2007.

10.2	Form of 11½% Senior Secured Convertible Promissory Note, dated August 8, 2007.

10.3	Form of Indenture, dated August 8, 2007.

10.4	Form of Security Agreement, dated August 8, 2007.

10.5	Form of Warrant, dated August 8, 2007.

99.1	Press release of SMF Energy Corporation dated August 9, 2007, announcing refinancing.